Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of WVS Financial Corp. of our report dated September 8, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2008.



/s/ S.R. Snodgrass, A.C.
Wexford, Pennsylvania
November 20, 2008